                                                                     EXHIBIT 4.2


                                                                  Execution Copy

================================================================================


                                    COLO.COM,
                                    as Issuer



                                       and


                           STATE STREET BANK AND TRUST
                          COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee







                             Senior Notes Indenture

                           Dated as of March 10, 2000



                               up to $400,000,000

                          13 7/8% Senior Notes due 2010

                              CROSS-REFERENCE TABLE



TIA Sections                                                      Indenture Sections
------------                                                      ------------------
SECTION 310(a)(1).........................................             7.10
      (a)(5)..............................................             7.10
      (b).................................................             7.03; 7.08
SECTION 311...............................................             7.03
SECTION 313(a)............................................             7.06
      (c).................................................             7.05; 7.06
SECTION 314(a)............................................             4.17
      (b).................................................             10.01
      (c)(1)..............................................             1.01
      (d).................................................             10.01
      (e).................................................             1.01
SECTION 315(a)............................................             7.02
      (b).................................................             7.05; 10.02
SECTION 316(a)............................................             6.06




Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
RECITALS OF THE COMPANY.....................................................................      1

             ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..................................................................      2
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act............................     23
SECTION 1.03.  Rules of Construction........................................................     23

                             ARTICLE TWO THE NOTES

SECTION 2.01.  Form and Dating..............................................................     24
SECTION 2.02.  Restrictive Legends..........................................................     25
SECTION 2.03.  Execution, Authentication and Denominations..................................     26
SECTION 2.04.  Registrar and Paying Agent...................................................     27
SECTION 2.05.  Paying Agent to Hold Money in Trust..........................................     28
SECTION 2.06.  Transfer and Exchange........................................................     28
SECTION 2.07.  Book-Entry Provisions for Global Notes.......................................     29
SECTION 2.08.  Special Transfer Provisions..................................................     31
SECTION 2.09.  Replacement Notes............................................................     33
SECTION 2.10.  Outstanding Notes............................................................     33
SECTION 2.11.  Temporary Notes..............................................................     34
SECTION 2.12.  Cancellation.................................................................     34
SECTION 2.13.  CUSIP Numbers................................................................     35
SECTION 2.14.  Defaulted Interest...........................................................     35
SECTION 2.15.  Issuance of Additional Notes.................................................     35

                            ARTICLE THREE REDEMPTION

SECTION 3.01.  Right of Redemption..........................................................     35
SECTION 3.02.  Notices to Trustee...........................................................     36
SECTION 3.03.  Selection of Notes to Be Redeemed............................................     36
SECTION 3.04.  Notice of Redemption.........................................................     36
SECTION 3.05.  Effect of Notice of Redemption...............................................     37
SECTION 3.06.  Deposit of Redemption Price..................................................     38
SECTION 3.07.  Payment of Notes Called for Redemption.......................................     38
SECTION 3.08.  Notes Redeemed in Part.......................................................     38

                             ARTICLE FOUR COVENANTS

SECTION 4.01.  Payment of Notes.............................................................     38
SECTION 4.02.  Maintenance of Office or Agency..............................................     39
SECTION 4.03.  Limitation on the Incurrence of Indebtedness and the Issuance of Preferred
               Stock........................................................................     40

--------
Note: The Table of Contents shall not for any purposes be deemed to be a part of this Indenture.

SECTION 4.04.  Limitation on Restricted Payments............................................     44
SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted
               Subsidiaries.................................................................     48
SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of Restricted
               Subsidiaries.................................................................     50
SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted Subsidiaries.............     51
SECTION 4.08.  Limitation on Transactions with Affiliates...................................     52
SECTION 4.09.  Limitation on Liens..........................................................     53
SECTION 4.10.  Limitation on Sale-Leaseback Transactions....................................     54
SECTION 4.11.  Limitation on Asset Sales....................................................     55
SECTION 4.12.  Repurchase of Notes upon a Change of Control.................................     56
SECTION 4.13.  Business Activities..........................................................     57
SECTION 4.14.  Existence....................................................................     57
SECTION 4.15.  Payment of Taxes and Other Claims............................................     57
SECTION 4.16.  Maintenance of Properties and Insurance......................................     57
SECTION 4.17.  Notice of Defaults...........................................................     58
SECTION 4.18.  Compliance Certificates......................................................     58
SECTION 4.19.  Commission Reports and Reports to Holders....................................     58
SECTION 4.20.  Waiver of Stay, Extension or Usury Laws......................................     59

                       ARTICLE FIVE SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge, Etc..................................................     59
SECTION 5.02.  Successor Substituted........................................................     60

                        ARTICLE SIX DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default............................................................     60
SECTION 6.02.  Acceleration.................................................................     62
SECTION 6.03.  Other Remedies...............................................................     63
SECTION 6.04.  Waiver of Past Defaults......................................................     63
SECTION 6.05.  Control by Majority..........................................................     63
SECTION 6.06.  Limitation on Suits..........................................................     63
SECTION 6.07.  Rights of Holders to Receive Payment.........................................     64
SECTION 6.08.  Collection Suit by Trustee...................................................     64
SECTION 6.09.  Trustee May File Proofs of Claim.............................................     65
SECTION 6.10.  Priorities...................................................................     65
SECTION 6.11.  Undertaking for Costs........................................................     65
SECTION 6.12.  Restoration of Rights and Remedies...........................................     66
SECTION 6.13.  Rights and Remedies Cumulative...............................................     66
SECTION 6.14.  Delay or Omission Not Waiver.................................................     66

                             ARTICLE SEVEN TRUSTEE

SECTION 7.01.  General......................................................................     66
SECTION 7.02.  Certain Rights of Trustee....................................................     67
SECTION 7.03.  Individual Rights of Trustee.................................................     68

SECTION 7.04.  Trustee's Disclaimer.........................................................     68
SECTION 7.05.  Notice of Default............................................................     68
SECTION 7.06.  Reports by Trustee to Holders................................................     69
SECTION 7.07.  Compensation and Indemnity...................................................     69
SECTION 7.08.  Replacement of Trustee.......................................................     70
SECTION 7.09.  Successor Trustee by Merger, Etc.............................................     71
SECTION 7.10.  Eligibility..................................................................     71
SECTION 7.11.  Money Held in Trust..........................................................     71
SECTION 7.12.  Withholding Taxes............................................................     71

                      ARTICLE EIGHT DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of the Company's Obligations.....................................     71
SECTION 8.02.  Defeasance and Discharge of Indenture........................................     72
SECTION 8.03.  Defeasance of Certain Obligations............................................     74
SECTION 8.04.  Application of Trust Money...................................................     74
SECTION 8.05.  Repayment to Company.........................................................     75
SECTION 8.06.  Reinstatement................................................................     75
SECTION 8.07.  Defeasance and Certain Other Events of Default...............................     75

                ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders...................................................     76
SECTION 9.02.  With Consent of Holders......................................................     76
SECTION 9.03.  Revocation and Effect of Consent.............................................     77
SECTION 9.04.  Notation on or Exchange of Notes.............................................     78
SECTION 9.05.  Trustee to Sign Amendments, Etc..............................................     78
SECTION 9.06.  Conformity with Trust Indenture Act..........................................     78

                              ARTICLE TEN SECURITY

SECTION 10.01.  Security....................................................................     79

                          ARTICLE ELEVEN MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act of 1939.................................................     80
SECTION 11.02.  Notices.....................................................................     80
SECTION 11.03.  Certificate and Opinion as to Conditions Precedent..........................     82
SECTION 11.04.  Statements Required in Certificate or Opinion...............................     82
SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar.................................     83
SECTION 11.06.  Payment Date Other Than a Business Day......................................     83
SECTION 11.07.  Governing Law; Submission to Jurisdiction; Agent for Service................     83
SECTION 11.08.  No Adverse Interpretation of Other Agreements...............................     83
SECTION 11.09.  No Recourse Against Others..................................................     83
SECTION 11.10.  Successors..................................................................     84
SECTION 11.11.  Duplicate Originals.........................................................     84
SECTION 11.12.  Separability................................................................     84
SECTION 11.13.  Table of Contents, Headings, Etc............................................     84

                                                                                               Page
                                                                                               ----
EXHIBIT A      Form of Global Note.........................................................     A-1
EXHIBIT B      Form of Certificated Note...................................................     B-1
EXHIBIT C      Form of Certificate to Be Delivered in Connection with
               Transfers to Non-QIB Accredited Investors...................................     C-1

             INDENTURE, dated as of March 19, 1999, between COLO.COM, a California corporation, as issuer (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (the "Trustee").


                             RECITALS OF THE COMPANY

             The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of 13 7/8% Senior Notes due 2010 (the "Notes") issuable as provided in this Indenture. Pursuant to the terms of a Purchase Agreement dated as of March 3, 2000 (the "Purchase Agreement") between the Company and Goldman, Sachs & Co., as the manager for itself and the several initial purchasers named on Schedule I thereto, the Company has agreed to issue and sell an aggregate of 300,000 Units (the "Units"), each of which consists of a Note with a principal amount of $1,000 and one warrant (each a "Warrant"), each Warrant entitling the holder thereof to purchase 19.9718 shares of Common Stock, par value $0.01 per share, of the Company. The Notes and Warrants included in each Unit will become separately transferable upon the earliest to occur of (i) the date that is one year following the Closing Date, (ii) 180 days after the closing of the date of the Company's initial public offering (iii) the commencement of the Exchange Offer pursuant to the Registration Rights Agreement, (iv) the date the Shelf Registration Statement (as defined herein) is declared effective, (v) the commencement of an Offer to Purchase (as defined herein) the Notes upon a Change of Control (as defined herein) or (vi) such date as determined by Goldman, Sachs & Co. in its sole discretion (the "Separation Date").

             All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company as hereinafter provided.

             This Indenture will, upon the effectiveness of the registration statement provided for under the Registration Rights Agreement, be subject to, and governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

             For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

             SECTION 1.01. Definitions.

             "Acquired Indebtedness" or "Acquired Preferred Stock" means, with respect to any specified Person, Indebtedness or Preferred stock of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or assumed in connection with an Asset Acquisition by such specified Person; provided that such Indebtedness or Preferred Stock is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; provided that such Indebtedness or Preferred Stock of such other Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness or Acquired Preferred Stock.

             "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries; (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 hereof, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and, solely for the purpose of calculating the Consolidated Leverage Ratio, extraordinary losses.

             "Affiliate" means, as applied to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of less than 10% of the Voting Stock of a Person shall be deemed not to be control.

             "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

             "Agent Members" has the meaning provided in Section 2.07(a) hereof.

             "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person is engaged in a Permitted Business or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to a Permitted Business.

             "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

             "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five hereof; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and related assets and other current assets, (b) sales, transfers or other dispositions constituting the making or liquidating of a Permitted Investment or a Restricted Payment permitted to be made under Section 4.04 hereof, (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1.0 million in any transaction or series of related transactions,
(d) any sale , transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (e) sales, transfers, assignments or other dispositions constituting the granting of Liens otherwise permitted by this Indenture, (f) sales, transfers or assignments of all or substantially all of the assets of the Company or mergers or consolidations in compliance with Section 4.11, (g) sales, transfers or other dispositions in the ordinary course of business of such Person, or (h) the licensing by the Company or any Restricted Subsidiary of intellectual property.

             "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

             "Board of Directors" means the Board of Directors of the Company as required by the context or any committee of such Board of Directors duly authorized to act under this Indenture.

             "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, in the city of the Corporate Trust Office of the Trustee or in the city in which any Paying Agent or Registrar is located are authorized or required by law to close.

             "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock; provided that the term "Capital Stock" shall not include any Indebtedness Convertible into Capital Stock of such Person.

             "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

             "Capitalized Lease Obligations" means the capitalized portion of a Capitalized Lease in accordance with GAAP.

             "Certificated Notes" has the meaning provided in Section 2.01 hereof.

             "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Existing Stockholder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) on or after the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Existing Stockholder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office for a period of two years.

             "Closing Date" means the date on which the Notes are originally issued under this Indenture.

             "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market, or if such shares are not listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by the Company for that purpose.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

             "Commodity Agreement" means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

             "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

             "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

             "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman of the Board, the Vice Chairman of the Board, its President or a Vice President or (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

             "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

             "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries), one-third of the rental expense of all operating leases of the Company and its Restricted Subsidiaries and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Units, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

             "Consolidated Leverage Ratio" means, with respect to the Company on any Transaction Date, the ratio of (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (2) four times Consolidated EBITDA for the most recently ended fiscal quarter for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to Section
4.18 hereof. Notwithstanding the definition of Adjusted Consolidated Net Income, for the purposes of calculating the "Consolidated EBITDA" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "consolidated EBITDA" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication: (A) the Incurrence or repayment of any Indebtedness to be Incurred or repaid on the Transaction Date; (B) Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the most recently ended fiscal quarter, for which financial statements of the Company have been filed with the SEC or provided to the Trustee pursuant to Section 4.19, through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the full fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

             "Convertible Notes" means notes that are convertible into Capital Stock of the Company at the option of the holders thereof.

             "Credit Facility" means any credit facilities, any receivables facilities or programs, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks or other financial institutions or institutional investors, or any replacement, extension, renewal, refinancing or refunding thereof.

             "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 633 West 5th Street, 12th Floor, Los Angeles, CA 90071, Attention:
Corporate Trust Department.

             "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

             "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

             "Depository" shall mean DTC.

             "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (a) the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.12 hereof, and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.11 and 4.12 hereof or (b) the right to require such Person to repurchase in any other event, if such repurchase right is expressly contingent on the payment in full of the Notes.

             "DTC" means The Depository Trust Company, its nominees, and their respective successors.

             "Event of Default" has the meaning provided in Section 6.01 hereof.

             "Excess Proceeds" has the meaning provided in Section 4.11 hereof.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Notes" means any notes of the Company containing terms identical to the Notes (except that such Exchange Notes (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

             "Existing Stockholders" means Accel Partners, Athena Venture Fund L.P., Investcorp International, Menlo Ventures and Meritech Capital Partners, and, in each case, affiliated funds.

             "Existing Vendor Finance Agreements" means, collectively, (i) the equipment and tenant improvement financing agreement with Meier Mitchell & Company providing up to $17 million of credit and (ii) the equipment and tenant improvement financing agreement with Comdisco, Inc. providing up to $17 million of credit, each of which is secured by all of the tangible and intangible assets relating to assets financed by the lender under the applicable agreement.

             "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

             "Foreign Subsidiary" mean any Subsidiary of the Company that is organized under the laws of any jurisdiction, other than under the laws of the United States or any state, territory or political subdivision thereof, and its primary business and operation do not include any of the U.S.-based business and operations conducted by the Company and its Restricted Subsidiaries.

             "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Units and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

             "Government Securities" means the direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

             "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Guaranteed Indebtedness" has the meaning provided in Section 4.07 hereof.

             "Holder" or "Noteholder" means the registered holder of any Note.

             "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, directly or indirectly, become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

             "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiary against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and (ix) Disqualified Stock of such Person and Preferred Stock of such Person's Restricted Subsidiaries. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations, as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time as determined in conformity with GAAP, (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) Indebtedness shall not include (v) any liability for federal, state, local or other taxes, (w) performance, surety or appeal bonds provided in the ordinary course of business, (x) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition, (y) liabilities incurred in connection with leases properly classified as operating leases in accordance with GAAP or (z) accrued expenses.

             "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

             "Institutional Accredited Investor" shall mean an "accredited investor" of the type described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

             "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing September 15, 2000.

             "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

             "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation or by reason of any transaction permitted by clause (iii) of Section
4.06 hereof. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or fixed or floating charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest); provided, however, that the term "Lien" shall not include any Lease, properly classified as an operating lease in accordance with GAAP.

             "Moody's" means Moody's Investors Service, Inc. and its successors.

             "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) (i) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, and (ii) with respect to any Indebtedness that is converted into, or exchanged for, Capital Stock (other than Disqualified Stock), the proceeds of such issuance or sale of Indebtedness in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, in each case with respect to clauses (i) and (ii), net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

             "Note Guarantee" has the meaning provided in Section 4.07.

             "Note Register" has the meaning provided in Section 2.04.

             "Notes" means any of the Notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

             "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

             "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

             "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

             "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

             "Participant" means, with respect to DTC, a Person who has an account with DTC (and, with respect to DTC, shall include Euroclear and Cedel).

             "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them).

             "Payment Date" means the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date of notice is mailed pursuant to an Offer to Purchase.

             "Permitted Business" means (i) the business of designing, constructing, owning, operating and leasing colocation facilities for telecommunications, data communications and Internet-based businesses and businesses reasonably related, complementary or incidental thereto; (ii) server and other based hosting; (iii) the management of computer systems, data networks, or telecommunications systems; (iv) providing direct connections, switched interconnections and related services to third parties as well as related operations and businesses; (v) technology services, equipment staging, or software services for Internet Protocol or successor protocol based networks; and (vi) other businesses reasonably related, ancillary, supplemental or incidental to any of the foregoing or reasonable extensions thereof.

             "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to a Permitted Business; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP, or loans or guarantees to officers, directors and employees approved by the Board of Directors of the Company or any committee thereof, in connection with the relocation of such persons; (iv) stock, obligations or securities received in satisfaction of judgments;(v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary; (vi) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates; (vii) any Investment received (a) in satisfaction of judgments or (b) as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding; (viii) Investments in (a) prepaid expenses and negotiable instruments held for collection, (b) Investments obtained in exchange or settlement of accounts receivable for which the Company or any Restricted Subsidiary has determined that the collection is questionable and (c) lease, utility and worker compensation, performance and other similar deposits arising in the ordinary course of business; (ix) Strategic Investments provided that the aggregate amount of Investments made pursuant to this clause (ix) shall not exceed the greater of $20.0 million and 2 1/2% of the Company's Total Common Equity, at any one time outstanding; (x) Investments, to the extent the consideration therefore is the licensing or disclosure of intellectual property or know-how; and (xi) other Investments not to exceed $5.0 million at any one time outstanding.

             "Permitted Liens" means: (i) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (ii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred pursuant to clause (7) of the second paragraph of part (a) of Section 4.03, and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets or attachments, accessions or proceeds thereof, and any improvements on such item; (iii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (iv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (v) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens are not Incurred in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than those of the Person acquired by, merged into or consolidated with the Company or any Restricted Subsidiary; (vi) Liens in favor of the Company or any Restricted Subsidiary; (vii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens are not incurred in contemplation of such acquisition and do not extend to any asset other than the assets acquired; (viii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof or any cash collateral; (ix) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xi) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; (xii) Liens on, or sales of, accounts receivable; and
(xiii) licenses.

             "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Notes.

             "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the Closing Date, made by the Company in favor of the Trustee, governing the disbursement of funds from the Pledge Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

             "Pledged Securities" means the Government Securities to be purchased by the Company and held in the Pledge Account in accordance with the Pledge Agreement.

             "Preferred Stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

             "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

             "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02(a).

             "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

             A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 or Rule 701 under the Securities Act.

             "Purchase Agreement" has the meaning provided in the recitals to this Indenture.

             "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

             "Redemption Date" when used with respect to any Note or part thereof to be redeemed, means the date fixed for such redemption by or pursuant to the terms of the Notes and this Indenture.

             "Redemption Price" when used with respect to any Note or part thereof to be redeemed, means the price at which such Note is to be redeemed pursuant to the terms of the Notes and this Indenture.

             "Registrar" has the meaning provided in Section 2.04.

             "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 10, 2000, between the Company and Goldman, Sachs & Co., on behalf of itself and Bear, Stearns & Co. Inc., Chase Securities Inc., Deutsche Bank Securities Inc., Warburg Dillon Read LLC and Jefferies & Company, Inc. relating to the Notes.

             "Registration Statement" means any registration statement of the Company that covers any of the Exchange Notes, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

             "Regular Record Date" for the interest payable on any Interest Payment Date means March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

             "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) that is a Permitted Business.

             "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

             "Global Note" has the meaning provided in Section 2.01.

             "Restricted Payments" has the meaning provided in Section 4.04.

             "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

             "Rule 144A" means Rule 144A under the Securities Act.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Separation Date" has the meaning provided in the recitals to this Indenture.

             "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

             "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

             "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Corporation, and its successors.

             "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

             "Strategic Investment" means any Investment in any Person (other than an Unrestricted Subsidiary) whose primary business is a Permitted Business, and such Investment is determined by the Board of Directors of the Company to promote or significantly benefit the businesses of the Company and its Restricted Subsidiaries as of the date of such Investment.

             "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

             "Subsidiary Guarantor" means any Restricted Subsidiary which provides a Note Guarantee of the Company's obligations under this Indenture and Notes.

             "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year; (ii) time deposit accounts, certificates of deposit and money market deposits maturing (with respect to all such items outstanding at any given time) within an average of 180 days of the date of acquisition thereof (provided that each such item matures within 18 months of the date of acquisition thereof) issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause
(ii) above; (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and (vi) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (i) through (v) above.

             "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code SECTIONS 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

             "Total Common Equity" of any Person means, as of any date of determination the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of Clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

             "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

             "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

             "Transaction Date" means, with respect to the Incurrence of any Indebtedness or Issuance of Incurrence of Preferred Stock, the date such Indebtedness is to be Incurred or such Preferred Stock is to be issued or Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

             "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture, and thereafter means such successor.

             "Unit" has the meaning provided in the recitals to this Indenture.

             "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

             "Unrestricted Subsidiary" means

             (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

             (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that

             (A) any Guarantee by or the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being the Company so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

             (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and

             (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this provision would be permitted under Section 4.03 and Section 4.04.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that

             (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and

             (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the forgoing provisions.

             "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

             "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

             "Warrant" has the meaning provided in the recitals to this Indenture.

             "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

             SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

             "indenture securities" means the Notes;

             "indenture security holder" means a Holder or a Noteholder;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee;
        and

             "obligor" on the indenture securities means the Company or any other obligor on the Notes.

             All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

             SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

             (i) a term has the meaning assigned to it;

             (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (iii) "or" is not exclusive;

             (iv) words in the singular include the plural, and words in the plural include the singular;

             (v) provisions apply to successive events and transactions;

             (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

             (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                   ARTICLE TWO
                                    THE NOTES

             SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit A, in the case of the Global Note, and Exhibit B, in the case of a Certificated Note. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

             The terms and provisions contained in the form of the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby.

             Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), registered in the name of a nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided.

             Notes which are transferred to Institutional Accredited Investors which are not QIBs shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit B (the "Certificated Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the Global Note shall be in the form of the Certificated Note.

             The definitive Notes shall be typed, printed (commercially or otherwise), lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

             SECTION 2.02. Restrictive Legends. (a) Note Legends. Unless and until a Note is exchanged for an Exchange Note or otherwise disposed of in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, each Global Note and Certificated Note shall bear the legend set forth below on the face thereof.

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
        (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER REGULATION D UNDER THE SECURITIES ACT OR
        (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

             (b) Global Note Legend. Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

        UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE

        OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

             Prior to the Separation Date, each Note shall bear the following legend on the face thereof:

        THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE NOTE AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 19.9718 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF COLO.COM (A "WARRANT"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) MARCH 10, 2001, (ii) 180 DAYS AFTER THE CLOSING DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING, (iii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iv) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES, (v) THE COMMENCEMENT OF AN OFFER TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL OR (vi) SUCH DATE AS DETERMINED BY GOLDMAN, SACHS & CO. IN ITS SOLE DISCRETION, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

             SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and except as provided for in Section 2.15, the aggregate principal amount of Notes (including Exchange Notes) which may be authenticated and delivered under this Indenture is limited to $300,000,000. The Notes shall be executed by two Officers of the Company, by facsimile or manual signature, in the name and on behalf of the Company.

             If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

             A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

             At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order. Such Company Order shall specify the amount of Notes to be authenticated, the date on which the issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

             The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

             The Notes shall be issuable only in registered form without coupons in principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.

             SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency in the City of New York where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency in the City of New York where Notes may be presented for payment (the "Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

             The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article Eight.

             The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register.

             SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 12:00 noon New York City time on each due date of the principal, premium, if any, or interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, or interest so becoming due. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05.

             SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. The Notes shall initially be issued as part of an issue of Units, each of which consists of one Note and one Warrant. Prior to the Separation Date, the Notes may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Warrants issued in connection with the Notes. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company or the Trustee shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.08, 4.11, 4.12 or 9.04).

             The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 or Section 3.08 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

             SECTION 2.07. Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.02 hereof.

             Members of, or Participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

             (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Transfers of interests in one Global Note to parties who will hold the interests through the same Global Note will be effected in the ordinary way in accordance with the respective rules and operating procedures of the DTC and the provisions of Section 2.08 hereof. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository with respect to such Global Note notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depository or the Trustee.

             (c) In connection with any transfer pursuant to paragraph (b) of this Section 2.07 of a portion of the beneficial interests in a Global Note to beneficial owners who are required to hold Certificated Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

             (d) In connection with the transfer of all the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

             (e) Any Certificated Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraphs (f)(i)(x) and (d) of Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the Certificated Note set forth in Section 2.02.

             (f) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

             (g) QIBs that are beneficial owners of interests in a Global Note may receive Certificated Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depository. In connection with the execution, authentication and delivery of such Certificated Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Certificated Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Notes having an equal aggregate principal amount.

             (h) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

             SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

             (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Certificated Note or an interest in a Global Note to a QIB:

             (i) If the Note to be transferred consists of (x) Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Global Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depository.

             (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global
        Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

             (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

             (c) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes to an Institutional Accredited Investor, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

             The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

             (d) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB:

             (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or
        (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

             (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar and the Company of (x) the documents, if any, required by paragraph (i) and
        (y) instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global
        Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

             SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section
2.09 and the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

             Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

             SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this
Section 2.10 as not outstanding.

             If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof reasonably satisfactory to them that the replaced Note is held by a bona fide purchaser.

             If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date or a redemption date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

             A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

             SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

             SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return all such Notes to the Company. The Company shall not issue Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

             SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP," "CINS," or "ISIN" numbers, or common codes (if then generally in use), as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly advise the Trustee of any change in the CUSIP, CINS or ISIN numbers or common codes for the Notes.

             SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

             SECTION 2.15. Issuance of Additional Notes. The Company may, subject to Article Four of this Indenture, issue up to $100,000,000 aggregate principal amount of additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                  ARTICLE THREE
                                   REDEMPTION

             SECTION 3.01. Right of Redemption. The Notes may be redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after March 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed as percentages of their principal amount), plus accrued interest, to the Redemption Date if redeemed during the 12-month period commencing on March 15 of the applicable year set forth below:

YEAR                                                            REDEMPTION PRICE
----                                                            ----------------
2005........................................................         106.938%
2006........................................................         104.625%

2007........................................................         102.313%
2008 and thereafter.........................................         100.000%


             (b) In addition, at any time prior to March 15, 2003, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of the principal amount) of 113.875% plus accrued interest to the Redemption Date, provided (i) that Notes representing at least 65% of the principal amount of the Notes initially issued on the Closing Date remain outstanding immediately after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such sale of Capital Stock.

             SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

             The Company shall give each notice provided for in this Section
3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

             SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Notes of $1,000 in principal amount or less shall be redeemed in part.

             The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

             SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company, or at the Company's request the Trustee, shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

             The notice shall identify the Notes to be redeemed and shall state:

             (i) the Redemption Date;

             (ii) the Redemption Price;

             (iii) the name and address of the Paying Agent;

             (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

             (v) that, unless the Company defaults in making the redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

             (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof, will be reissued; and

             (vii) that, if any Note contains a CUSIP, CINS or ISIN number or a common code, as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number or the common code either as printed on the Notes or as contained in the notice of redemption.

At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee a copy of such notice of redemption.

             SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

             SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent by 10:00 a.m. New York City time (or, if the Company, one of its Subsidiaries or any of their Affiliates is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

             SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

             SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                  ARTICLE FOUR
                                    COVENANTS

             SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment by the time of day such installment is required to be received by the Trustee or Paying Agent. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section
2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

             The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

             SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

             The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             The Company hereby initially designates the Corporate Trust Office or the office of an agent of the Trustee, located in the Borough of Manhattan, the City of New York, which shall initially be located at State Street Bank and Trust Company, N.A., 61 Broadway, New York, NY 10006 Attention: Corporate Trust Department, as such office of the Company in accordance with Section 2.04.

             SECTION 4.03. Limitation on the Incurrence of Indebtedness and the Issuance of Preferred Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than the Notes issued on the Closing Date, the Exchange Notes issued in the Exchange Offer and other Indebtedness existing on the Closing Date) and the Company will not issue or Incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue or Incur any shares of Preferred Stock; provided, however, that the Company may Incur Indebtedness or issue or Incur shares of Disqualified Stock and its Restricted Subsidiaries may Incur Acquired Indebtedness or Acquired Preferred Stock if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

             Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

             (i) Indebtedness of the Company or any Restricted Subsidiary Incurred under one or more Credit Facilities outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed $200.0 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.

             (ii) Indebtedness owed:

                    (A) to the Company evidenced by an unsubordinated promissory note or

                    (B) to any Restricted Subsidiary; provided that

                         (x) any event which results in any such Restricted
                    Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2)(B) and

                         (y) if the Company is the obligor on such Indebtedness,
                    such Indebtedness must be unsecured and expressly subordinated in right of payment to the Notes;

             (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness Incurred under clause (i), (ii), (v), (vi), (viii) or (x) of this Section 4.03(a)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that

                    (A) Indebtedness the proceeds of which are used to refinance or refund the Notes or indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if

                         (x) in case the Notes are refinanced in part or the
                    Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, or

                         (y) in case the Indebtedness to be refinanced is
                    subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes,

                    (B) such new Indebtedness, determined as of the date of
             Incurrence of such new Indebtedness, does not have a final maturity prior to the final maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, and

                    (C) if the Company is the obligor on the Indebtedness to be refinanced or refunded, such new Indebtedness shall not be Incurred by a Restricted Subsidiary;

             (iv) Indebtedness of the Company to the extent the net proceeds thereof are promptly

                    (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or

                    (B) deposited to defease the Notes as described under
             "Defeasance";

             (v) Guarantees of the Notes, if any, and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07; and

             (vi) Indebtedness,

                    (A) in respect of performance, surety or appeals bonds or
             security deposits provided in the ordinary course of business,

                    (B) under Currency Agreements, Commodity Agreements and
             Interest Rate Agreements; provided that such agreements,

                         (i) are entered into for the primary purpose of
                    protecting the Company or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and

                         (ii) do not increase the Indebtedness of the obligor
                    outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

                    (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

             (vii) Indebtedness Incurred to finance the purchase, construction or other acquisition after the Closing Date of any property, inventory, asset or business directly or indirectly, by the Company or any Restricted Subsidiary used in, or to be used in, a Permitted Business;

             (viii) Indebtedness of the Company not to exceed, at any time outstanding, two times the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent that the Net Cash Proceeds have not been used pursuant to clause (C)(ii) of part (a) or clause (iii), (iv) or (vi) of part (b) of Section 4.04 to make a Restricted Payment; provided that such Indebtedness does not have a final maturity date prior to the final maturity date of the Notes and has an Average Life longer than the Average Life of the Notes;

             (ix) Indebtedness Incurred for the purpose of paying interest on outstanding Indebtedness in the form of additional Indebtedness with the same terms, and Disqualified Stock or Preferred Stock Issued for the purpose of paying dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be; and

             (x) Indebtedness of the Company or any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (i) through (ix) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $25.0 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.

             (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section
4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

             (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03,

             (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and

             (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness.

             For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, including under the first part (a) of this covenant, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

             SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to

             (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (1) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (2) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries,

             (ii) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary of the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or any of its Restricted Subsidiaries,

             (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or

             (iv) make any Investment other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted
        Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under clause (i) of Section 4.03 hereof or (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of:

                  (i) the amount of the Company's cumulative Consolidated EBITDA less 150% of Consolidated Interest Expense, during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.19, plus

                  (ii) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness or Disqualified Stock of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness or Disqualified Stock into, or upon the exchange of such Indebtedness or Disqualified Stock for, Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the final maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (8) of the second paragraph of part (a) of Section 4.03, which is outstanding on the Transaction Date or used to make a Restricted Payment pursuant to clause (6) of paragraph (b) of this Section 4.04, plus

                  (iii) an amount equal to the net reduction in Investments
             (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale to any Person who is not a Subsidiary of the Company of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments").

                  The foregoing provision shall not be violated by reason of:

                  (i) the payment of any dividend or redemption of any Capital
             Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph (a);

             (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of Section 4.03;

             (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes;

             (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes in exchange for, or in connection with the conversion of such Indebtedness for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes;

             (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

             (vi) Investments acquired in exchange for, or out of the proceeds of an offering (that occurred within six months at the time of any such Investment) of, Capital Stock (other than Disqualified Stock) of the Company, to the extent that such proceeds have not been used to make Restricted Payment pursuant to clause (iii) or (iv) of this paragraph
        (b) or clause (C)(ii) of paragraph (a) of this Section 4.04 or to Incur Indebtedness pursuant to clause (viii) of the second paragraph of part
        (a) of Section 4.03.

             (vii) (a) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) from an employee or former employee of the Company or any of its Subsidiaries (or from such person's estate, heirs or representatives) in connection with such employee's death, disability or termination of employment, provided that the aggregate amount expended pursuant to this clause (vii) (a) does not exceed $5.0 million; or

             (b) the redemption, repurchase, retirement or other acquisition of any unvested shares of any Capital Stock of the Company (or any unvested options, warrants or other rights to acquire such Capital Stock) from an employee or former employee of the Company or any of its Subsidiaries (or from such person's estate, heirs or representatives) in connection with such employee's death, disability or termination of employment, at a price per share of Capital Stock not to exceed the price per share at which the shares of Capital Stock (or options, warrants or other rights to acquire such Capital Stock) were issued or granted to such employee;

             (viii) the payment of dividends on shares of Disqualified Stock of the Company or shares of Preferred Stock of the Company's Restricted Subsidiaries issued or Incurred in accordance with Section 4.03;

             (ix) the making of any payment on or with respect to, or repurchase, redemption, defeasance or acquisition or retirement for value, of Convertible Notes in connection with (i) an optional redemption of Convertible Notes pursuant to the terms thereof if at the time the Company sends a notice of redemption to the holders of such Convertible Notes, the Closing Price of the Capital Stock into which such Convertible Notes are convertible is greater than the conversion price, or (ii) the honoring by the Company of any conversion request by a holder of Convertible Notes (including the payment by the Company of any cash in lieu of issuing fractional shares) in accordance with the terms of Convertible Notes:

             (x) the repurchase of Capital Stock or any options, warrants or other rights to acquire Capital Stock of the Company that may be deemed to occur upon the cash-less exercise thereof or the payment by the Company of any cash in lieu of issuing fractional shares of Capital Stock pursuant to the terms of any such options, warrants or other rights;

             (xi) other Restricted Payments in an aggregate amount not to exceed $20.0 million;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

             (c) Each Restricted Payment permitted pursuant to the preceding part (b) (other than the Restricted Payment referred to in clause (ii) or (x) thereof, an exchange of capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an

Investment acquired in exchange for Capital Stock referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether the conditions of clause (C) of part (a) of this Section 4.04 have been met with respect to any subsequent Restricted Payments.

             For purposes of determining compliance with this Section 4.04:

             (i) the amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment;

             (ii) the fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors; provided that such determination shall be supported by the opinion or appraisal of an accounting, appraisal or investment banking firm of national standing if such fair market value would in the good faith determination of the Board of Directors exceed $10 million;

             (iii) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including part (a) of this Section 4.04, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification; and

             (iv) The amount of any Investment "outstanding" at any time shall be deemed to be equal to the fair market value of such Investment on the date made, less the return of capital, repayment of loans, return on capital and release of Guarantees, in each case of or to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

             SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

             (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

             (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

             (3) make loans or advances to the Company or any other Restricted Subsidiary or

             (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

             (b) The foregoing provisions shall not restrict any encumbrances or restrictions:

             (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

             (ii) existing under or by reason of applicable law;

             (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or asset of such Person so acquired;

             (iv) in the case of clause (4) of part (a) of this Section 4.05,
        (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

             (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

             (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

                    (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in any Indebtedness or agreement,

                    (B) the encumbrance or restriction is not materially more
             disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and

                    (C) the Company determines that any such encumbrance or
             restriction will not materially affect the Company's ability to make principal or interest payments on the Notes; or

             (vii) contained in the terms of any Indebtedness of any Restricted Subsidiary of the Company that is a Foreign Subsidiary or any agreement pursuant to which such Indebtedness was issued if:

                    (A) the encumbrance or restriction is not materially more
             disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and

                    (B) the Company determines that any such encumbrance or
             restriction will not materially affect the Company's ability to make principal or interest payments on the Notes; or

             (viii) restrictions or encumbrances imposed at the request of joint venture partners, provided that such joint venture is engaged in a Permitted Business.

Nothing contained in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

             SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Restricted Subsidiary of the Company; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 hereof if made on the date of such issuance or sale;

(iv) sales or issuances of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock) of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that such sale complies with
Section 4.11; or (v) Issuances of Preferred Stock made in accordance with
Section 4.03.

             SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to Guarantee any Indebtedness of the Company which is equal in right of payment with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless

             (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Note Guarantee") of payment of the Notes by such Restricted Subsidiary and

             (2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee;

provided that this paragraph shall not be applicable to (i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (ii) any Guarantee of Indebtedness of the Company which Indebtedness would have been permitted to be Incurred by a Restricted Subsidiary pursuant to Section 4.03.

        If the Guaranteed Indebtedness is

             (A) equal in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be equal in right of payment with, or subordinated to, the Note Guarantee or

             (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

             Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

             (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture);

             (2) the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such Guarantee; or

             (3) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

             SECTION 4.08. Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate.

             The foregoing limitation does not limit, and shall not apply to:

             (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

             (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

             (iii) the payment of reasonable and customary regular fees to officers and directors of the Company and indemnification arrangements entered into by the Company in the ordinary course of business and consistent with past practices of the Company;

             (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

             (v) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company; or

             (vi) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses
(ii) through (iv) of this paragraph, (a) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (i) (B) above.

             SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Lien securing Indebtedness on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

             The foregoing limitation does not apply to:

             (i) Liens existing on the Closing Date;

             (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders of the Notes, the Exchange Notes or any Additional Notes;

             (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or another Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary or the Guarantee of any such Indebtedness;

             (iv) Liens securing Indebtedness, which is permitted to be Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03 hereof which is Incurred to refinance secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

             (v) Liens securing Indebtedness Incurred under clause (i) of the second paragraph of part (a) of Section 4.03; provided that such Liens only cover property or assets of the obligor, co-obligor or guarantor of such Indebtedness;

             (vi) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities or Temporary Cash Investments purchased with such cash, in either case, to the extent that such cash, government securities or Temporary Cash Investments pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied to pay such interest when due;

             (vii) Liens arising under the Existing Vendor Finance Agreements as in effect on the Closing Date;

             (viii) Liens on the assets or property of any Restricted Subsidiary of the Company that is a Foreign Subsidiary securing Indebtedness which is permitted to be Incurred by such Restricted Subsidiary under this Indenture;

             (ix) Liens securing Indebtedness not to exceed at any one time outstanding in the aggregate $1.0 million; or

             (x) Permitted Liens.

             SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

             The foregoing restriction does not apply to any sale-leaseback transaction if:

             (i) the lease is for a period, including renewal rights, of not in excess of three years;

             (ii) the lease secures or relates to industrial revenue or pollution control bonds;

             (iii) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

             (iv) such sale-leaseback transaction complies with Section 4.11.

             SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

             (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and, if determined to be in excess of $5.0 million, as set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or disposed of (or of the Capital Stock issued, sold or otherwise disposed of);

             (ii) at least 75% of the consideration received consists of:

                    (A) cash or Temporary Cash Investments,

                    (B) the assumption, payment or extinguishment of
             Indebtedness or other liabilities, in each case not subordinated in right of payment to the Notes, of the Company or any Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or other liabilities, or

                    (C) Replacement Assets; and

             (iii) (I) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 365 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects:

                    (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, or

                    (B) invest an equal amount, or the amount not so applied
             pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 365 days after the date of such agreement), in Replacement Assets, or

        (II) apply such Net Cash Proceeds, to the extent not applied pursuant to clause (iii)(I), as provided in the following paragraphs of this Section 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in clause
(iii)(I) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds".

             If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes (and if required by the terms of any Indebtedness that is equal in right of payment with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

             SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company must commence, within 60 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all the Notes then outstanding, at a purchase price equal to 101% of the principal amount, plus accrued interest (if any) to the Payment Date; provided that the Company shall not be obligated to repurchase Notes pursuant to a Change of Control Offer in the event that it has exercised its rights to redeem all of the Notes pursuant to this Indenture.

             There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the first paragraph of this Section
4.12 or any similar covenant that in other securities of the Company which might be outstanding at the time).

             The first paragraph of this Section 4.12 requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

             SECTION 4.13. Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to engage, to more than a de minimus extent, in any business other than a Permitted Business.

             SECTION 4.14. Existence. Except as otherwise provided or permitted in Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted

Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary (as the same may be amended from time to time) and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

             SECTION 4.15. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

             SECTION 4.16. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.16 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

             The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

             SECTION 4.17. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

             SECTION 4.18. Compliance Certificates. The principal accounting officer and the principal financial officer of the Company shall certify in the form of an Officer's Certificate delivered to the Trustee, on or before a date not more than 90 days after the end of each fiscal year of the Company, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company shall also notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

             SECTION 4.19. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer, the effectiveness of a Shelf Registration Statement of the effectiveness or a registration statement with respect to its Capital Stock (in either case, a "Registration"), (ii) the date that is six months after the Closing Date or (iii) in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.


             SECTION 4.20. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

             SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

             (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of (the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under this Indenture and the Notes;

             (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

             (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of
        Section 4.03 hereof; provided that this clause (iii) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or the Surviving Person, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture;

             (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) of this Section 5.01) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

             (v) each Subsidiary Guarantor, if any, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture;

provided, however, that clause (iii) of this Section 5.01 does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company.

             SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

             SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

             (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

             (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first four scheduled interest payments on the Notes within three business days after an interest payment date will constitute an Event of Default with no grace or cure period;

             (c) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure by the Company to make or consummate an Offer to Purchase in accordance with
        Section 4.11 or Section 4.12;

             (d) the Company or any Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause
        (a), (b) or (c) above) and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

             (e) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists or is created after the Closing Date, and either such Indebtedness is already due and payable or such default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated or which is already due and payable, aggregates $10 million or more;

             (f) one or more judgments, orders or decrees for the payment of money in excess of $10 million, individually or in the aggregate (net of applicable insurance coverage which is acknowledged in writing by the insurer), shall be entered against the Company or any of its Significant Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

             (g) a court having jurisdiction in the premises enters a decree or order for:

                    (i) relief in respect of the Company or any Significant
             Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

                    (ii) appointment of a receiver, liquidator, assignee,
             custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or

                    (iii) the winding up or liquidation of the affairs of the
             Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 45 consecutive days;

             (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the

        Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

             (i) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms.

             SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company or any Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with respect to the Company or any Significant Subsidiary, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

             The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

             SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

             The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

             SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, at any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences (except a Default in the payment of principal of premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 (but not as a result of such acceleration) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if (i) all existing Events of Default, other than the nonpayment of the principal amount of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

             SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

             SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

             (i) the Holder gives the Trustee written notice of a continuing Event of Default;

             (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

             (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

             (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

             (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

             For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

             A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

             SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

             SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

             SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and the Trustee shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

             SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

             First: to the Trustee for all amounts due under Section 7.07;

             Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

             Third: to the Company as its interests may appear.

             The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

             SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

             SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

             SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE SEVEN
                                     TRUSTEE

             SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

             SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

             (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

             (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 10.04 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

             (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

             (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction;

             (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute negligence or bad faith;

             (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

             (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at the sole cost of the Company to examine the books, records and premises of the Company personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

             (viii) the Trustee shall not be charged with knowledge of any Default or Event of Default, the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either
        (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received written notice thereof from the Company or any Holder of the Notes; and

             (ix) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon.

             SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

             SECTION 7.04. Trustee's Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(b) shall not be accountable for the Company's use or application of the proceeds of the Notes and (c) shall not be responsible for any statement in the Notes other than its certificate of authentication.

             SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and as long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. If an Event of Default has occurred and is continuing, the Trustee shall use the same degree of care and skill in its exercise of the rights and powers invested in it under this Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

             SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2000, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

             SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon from time to time in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

             The Company shall indemnify the Trustee and any predecessor trustee for, and hold it harmless against, any and all loss, claim, damage or liability or expense (including taxes other than taxes based upon the income of the Trustee) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and counsel selected by Company shall be diligently and competently representing the Trustee's interests and in the opinion of the Trustee there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent.

             To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Noteholders on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

             If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (h) or (i) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

             The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

             The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

             SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of its appointment as provided in this
Section 7.08.

             The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal; provided that, at such date, no Event of Default shall have occurred and be continuing.

             If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section
7.07 of this Indenture, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

             If the Trustee is no longer eligible under Section 7.10 of this Indenture, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

             SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

             SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have, or if such Trustee is a member of a bank holding company system, its bank holding company shall have, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

             SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company in writing. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

             SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation evidencing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.


                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

             SECTION 8.01. Termination of the Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

             (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 hereof or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

             (ii) (A) all of the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, (E) if at such time the Notes are listed on a national securities exchange, the Notes will not be delisted as a result of such deposit, defeasance or discharge and (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

             With respect to the foregoing clause (i), the Company's obligations under Section 7.07 hereof shall survive. With respect to the foregoing clause
(ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 of this Indenture shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Notes and this Indenture, except for those surviving obligations specified above.

             SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

             (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient in the opinion of a nationally recognized independent public accounting firm to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

             (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

             (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

             (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

             Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (B)(ii) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02,
4.17, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(i) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02.

             After the 123 day period referred to in clause (B)(ii) of this
Section 8.02, the Trustee upon Company Order shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

             SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clause (iii) of Section 5.01, Sections 4.03 through 4.13 and Section 4.19 of this Indenture, and clause (c) of Section 6.01 with respect to clause (iii) of Section 5.01 of this Indenture, clause (d) of Section 6.01 with respect to Sections 4.01, 4.02,
4.14 through 4.18 and Section 4.20 hereof, and clauses (e) and (f) of Section
6.01 hereof shall be deemed not to be Events of Default, upon:

             (a) the deposit, in trust, with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof) of money and/or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized independent public accounting firm to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

             (b) the satisfaction of the provisions described in clauses B(ii),
        (C) and (D) of Section 8.02 hereof;

             (c) delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

             (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

             SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

             SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company any excess money, as determined by a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, and held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request, subject to applicable state escheatment laws, any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Note Register) notice that such money remains unclaimed provided that the Trustee or such Paying Agent before being required to make any payment may give notice in accordance with
Section 11.02(b) that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another

Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

             SECTION 8.06. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

             SECTION 8.07. Defeasance and Certain Other Events of Default. In the event that the Company exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes pursuant to
Section 8.03 and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Notes at the time of their Stated Maturity. If, in the event the Company exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes pursuant to Section 8.03 and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee is insufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Events of Default pursuant to Section 6.02, the Company will remain liable for such payments.


                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

             SECTION 9.01. Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend or supplement this Indenture or the Notes without notice to, or the consent of, any Holder:

             (a) to cure any ambiguity, defect or inconsistency in this Indenture;

             (b) to comply with Section 4.07 or Article Five;

             (c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

             (d) to evidence and provide for the acceptance of appointment by a successor Trustee; or

             (e) to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder (including, without limitation, allowing resales of the Notes under and in accordance with Regulation S of the U.S. securities laws).

             SECTION 9.02. With Consent of Holders. Subject to Sections 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive compliance by the Company with any provision of this Indenture or the Notes.

             Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

             (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

             (b) reduce the principal amount of, or premium, if any, or interest on, any Note;

             (c) change the optional redemption dates or optional redemption prices of the Notes from that stated in Section 3.01;

             (d) change the place or currency of payment of principal of, or premium if any, or interest on, any Note;

             (e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

             (f) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

             (g) release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture; or

             (h) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

             It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

             After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Trustee shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

             SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

             The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

             After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (vii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

             SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

             SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.03, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                   ARTICLE TEN
                                    SECURITY

        SECTION 10.01. Security. (a) On the Closing Date, the Company shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities to provide for payment in full of the first four scheduled interest payments due on the Notes. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

        (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

             (c) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

             (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may accept, to the extent permitted by Sections 4.18 and 7.06 as conclusive evidence of compliance with the foregoing provisions, the appropriate statements contained in such instruments.

             (e) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions in accordance with the Pledge Agreement necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).


                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

             SECTION 11.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required or deemed to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required or deemed to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

             SECTION 11.02. Notices. (a) Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

               if to the Company:

                      COLO.COM
                      2000 Sierra Point Parkway
                      Brisbane, California  94005
                      Telecopier Number:  (650) 244-7727
                      Attention:  David H. Stanley

                      With, in the case of any notice given pursuant to Article Six, a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, California  94304-1050
                      Telecopier Number:  (650) 493-6811
                      Attention:  Michael Dorf

               if to the Trustee:

                      State Street Bank and Trust Company of California, N.A. 633 West 5th Street, 12th Floor
                      Los Angeles, CA  90071
                      Telecopier Number:  (213) 362-7357
                      Attention:  Corporate Trust Department,
                                 COLO.COM 137/8% Senior
                                 Notes due 2010

                      With a copy to:

                      Robert M. Borden, Esq.
                      Bingham Dana LLP
                      One State Street
                      Hartford, CT  06103
                      Telecopier Number:  (860) 240-2800

             The Company, the Trustee, or the Depository by notice to the others may designate additional or different addresses for subsequent notices or communications.

             All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             (b) Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Note Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

             Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

             (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

             SECTION 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

             (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (b) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

             SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

             (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

             SECTION 11.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

             SECTION 11.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

             SECTION 11.07. Governing Law; Submission to Jurisdiction; Agent for Service. This Indenture and the Notes shall be governed by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

             SECTION 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

             SECTION 11.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

             SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

             SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

             SECTION 11.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             SECTION 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                       COLO.COM

                                       By: /s/ Charles M. Skibo
                                          ------------------------------------
                                       Name: Charles M. Skibo
                                       Title: President and Chief Executive
                                              Officer

                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A.
                                       as Trustee

                                       By: /s/ Scott C. Emmons
                                          ------------------------------------
                                       Name:  Scott C. Emmons
                                       Title:    Vice President

                                                                       EXHIBIT A

                               FORM OF GLOBAL NOTE

                                  FACE OF NOTE

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER REGULATION D UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO COLO.COM OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE NOTE AND ONE WARRANT INITIALLY ENTITLING THE

HOLDER THEREOF TO PURCHASE 19.9718 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF COLO.COM (A "WARRANT"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) MARCH 10, 2001, (ii) 180 DAYS AFTER THE CLOSING DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING, (iii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iv) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES, (v) THE COMMENCEMENT OF AN OFFER TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL OR (vi) SUCH DATE AS DETERMINED BY GOLDMAN, SACHS & CO. IN ITS SOLE DISCRETION, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

                                    COLO.COM

                          13 7/8% Senior Note Due 2010

                                                        [CUSIP][CINS][ISIN][___]
No.  __________                                                       $[_______]

        Issue date: _______, ____

        COLO.COM, a California corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, upon surrender hereof the principal sum of $___________ on March 15, 2010.

        Interest Payment Dates: March 15 and September 15, commencing September 15, 2000.

        Record Dates: March 1 and September 1.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:  __________                      COLO.COM


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:







                    (Trustee's Certificate of Authentication)



This is one of the 13 7/8% Senior Notes due 2010 described in the within-mentioned Indenture.


Date: ___________                     STATE STREET BANK AND TRUST COMPANY
                                      OF CALIFORNIA, N.A., as Trustee


                                      By:
                                          ------------------------------------
                                             Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                                    COLO.COM

                          13 7/8% Senior Note due 2010


1. Principal and Interest.

             The Company will pay the principal of this Note on March 15, 2010.

             The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

             Interest will be payable semiannually in cash (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date that is six months after the Closing Date in accordance with the terms of the Registration Rights Agreement, dated March 10, 2000, between the Company and Goldman, Sachs & Co., as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement, dated March 3, 2000, annual interest (in addition to interest otherwise due on the Notes) will accrue, at an annual rate equal to 0.25% for the first 90 days thereafter, 0.50% for the second 90 days thereafter, 0.75% for the third 90 days thereafter and 1.00% thereafter until the consummation of a registered exchange offer or the effectiveness of a shelf-registration statement with respect to resale of this Note. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

             The Holder of this Note is entitled to the benefits of a Pledge Agreement, dated March 10, 2000, between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), pursuant to which the Company has placed in the Pledge Account cash or Government Securities sufficient to provide for the payment of the first four interest payments on this Note.

             The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 13 7/8% per annum.

2. Method of Payment.

             The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on such March 1 and September 1, immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

             The Company will pay principal, premium, if any, and as provided above, interest in the currency of the United States that at the time of payment is legal tender for the payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such currency. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

             Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4. Indenture; Issuance of Additional Notes.

             This Note is one of a duly authorized issue of Notes of the Company designated its 13 7/8% Senior Notes due 2010, issued and to be issued under an Indenture, dated as of March 10, 2000 (the "Indenture"), between the Company and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5. Redemption.

             The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after March 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                          Redemption
                      Year                                   Price
                      ----                                ----------
                      2005                                 106.938%
                      2006                                 104.625%
                      2007                                 102.313%
                      2008 and thereafter                  100.000%

             In addition, at any time or from time to time on or prior to March 15, 2003, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of one or more sales of Capital Stock, at a Redemption Price (expressed as a percentage of principal amount) of 113.875% plus accrued interest to the Redemption Date, provided, (i) that Notes representing at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such sale of Capital Stock.

6. Notice of Redemption.

        Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7. Repurchase upon Change in Control.

        Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

        A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than $1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8. Registration Rights

        Pursuant to the Registration Rights Agreement, the Company will be obligated, within 180 days after the issue date of this Note, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes (as defined in the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the initial Notes. The Holders of the initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant and in accordance with the terms of the Registration Rights Agreement.

9. Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons in denominations of $1,000 of principal amount and any integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10. Persons Deemed Owners.

        A Holder shall be treated as the owner of a Note for all purposes.

11. Unclaimed Money.

        If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, subject to applicable state escheatment laws, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

        If the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient, in the opinion of a nationally recognized independent public accounting firm, to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13. Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14. Restrictive Covenants.

        The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with the terms of the Indenture.

15. Successor Persons.

        When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16. Defaults and Remedies.

        The following events constitute "Events of Default" under the Indenture:
(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first four scheduled interest payments on the Notes within three business days after an interest payment date will constitute an Event of Default with no grace or cure period; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12; (d) the Company or any Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists or is created after the Closing Date, and either such Indebtedness is already due and payable or such default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated or which is already due and payable, aggregates $10 million or more;
(f) one or more judgments, orders or decrees for the payment of money in excess of $10 million, individually or in the aggregate (net of applicable insurance coverage which is acknowledged in writing by the insurer), shall be entered against the Company or any of its Significant Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for: (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 45 consecutive days; (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms.

        If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or a Significant Subsidiary) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the

Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17. Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

        No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.

        This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

        THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to COLO.COM, 2000 Sierra Point Parkway, Suite 601, Brisbane, CA 94005-1819, Attention: David H. Stanley.

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                             EVIDENCED BY THIS NOTE

             The initial principal amount of indebtedness evidenced by this Note shall be $ [_______]. The following decreases/increases in the principal amount evidenced by this Note have been made:

                 Decrease in   Increase in    Total Principal
                 Principal     Principal      Amount of this Global   Notation Made
Date of          Amount of     Amount of      Note Following such     by or on
Decrease/        this Global   this Global    Decrease/Increase       Behalf of
Increase         Note          Note                                   Trustee
---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

---------------- ------------- -------------- ----------------------- ----------------------

                            [FORM OF TRANSFER NOTICE]


             FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

-------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting

and appointing                        attorney to transfer said Note on the
              ------------------------
books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES]

        In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ---------              --------------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------        -----------------------------------------------
                                NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


             If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or Section 4.12 of the Indenture, check the Box: [ ]

             If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): $_____________.

Date:___________

Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee (by an institution that is a member of the Signature Guarantee Medallion Program): ______________________________

                                                                       EXHIBIT B
                            FORM OF CERTIFICATED NOTE

                                 [FACE OF NOTE]


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER REGULATION D UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE NOTE AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 19.9718 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF COLO.COM (A "WARRANT"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) MARCH 10, 2001, (ii) 180 DAYS AFTER THE CLOSING DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING, (iii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iv) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES, (v) THE COMMENCEMENT OF AN OFFER TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL OR (vi) SUCH DATE AS DETERMINED BY GOLDMAN, SACHS & CO. IN ITS SOLE DISCRETION, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

                                    COLO.COM

                          13 7/8% Senior Note Due 2010

                                                        [CUSIP][CINS][ISIN][___]
No.  __________                                                       $[_______]

        Issue date: _______, ____

        COLO.COM, a California corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, upon surrender hereof the principal sum of $___________ on March 15, 2010.

        Interest Payment Dates: March 15 and September 15, commencing September 15, 2000.

        Record Dates: March 1 and September 1.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:  __________                        COLO.COM


                                         By
                                           ------------------------------------
                                             Name:
                                             Title:





                    (Trustee's Certificate of Authentication)



This is one of the 13 7/8% Senior Notes due 2010 described in the within-mentioned Indenture.


Date:  _________                         STATE STREET BANK AND TRUST COMPANY
                                         OF CALIFORNIA, N.A., as Trustee


                                         By
                                           ------------------------------------
                                              Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                                    COLO.COM

                          13 7/8% Senior Note due 2010


1. Principal and Interest.

             The Company will pay the principal of this Note on March 15, 2010.

             The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

             Interest will be payable semiannually in cash (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date that is six months after the Closing Date in accordance with the terms of the Registration Rights Agreement, dated March 10, 2000, between the Company and Goldman, Sachs & Co., as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement, dated March 3, 2000, annual interest (in addition to interest otherwise due on the Notes) will accrue, at an annual rate equal to 0.25% for the first 90 days thereafter, 0.50% for the second 90 days thereafter, 0.75% for the third 90 days thereafter and 1.00% thereafter until the consummation of a registered exchange offer or the effectiveness of a shelf-registration statement with respect to resale of this Note. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

             The Holder of this Note is entitled to the benefits of a Pledge Agreement, dated March 10, 2000, between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), pursuant to which the Company has placed in the Pledge Account cash or Government Securities sufficient to provide for the payment of the first four interest payments on this Note.

             The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 13 7/8% per annum.

2. Method of Payment.

             The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on such March 1 and September 1, immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

             The Company will pay principal, premium, if any, and as provided above, interest in the currency of the United States that at the time of payment is legal tender for the payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such currency. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

             Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4. Indenture; Issuance of Additional Notes.

             This Note is one of a duly authorized issue of Notes of the Company designated its 13 7/8% Senior Notes due 2010, issued and to be issued under an Indenture, dated as of March 10, 2000 (the "Indenture"), between the Company and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5. Redemption.

             The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after March 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                          Redemption
                      Year                                   Price
                      ----                                ----------
                      2005                                 106.938%
                      2006                                 104.625%
                      2007                                 102.313%
                      2008 and thereafter                  100.000%

             In addition, at any time or from time to time on or prior to March 15, 2003, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of one or more sales of Capital Stock, at a Redemption Price (expressed as a percentage of principal amount) of 113.875% plus accrued interest to the Redemption Date, provided, (i) that Notes representing at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such sale of Capital Stock.

6. Notice of Redemption.

             Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7. Repurchase upon Change in Control.

             Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

             A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than $1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8. Registration Rights

             Pursuant to the Registration Rights Agreement, the Company will be obligated, within 180 days after the issue date of this Note, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes (as defined in the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the initial Notes. The Holders of the initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant and in accordance with the terms of the Registration Rights Agreement.

9. Denominations; Transfer; Exchange.

             The Notes are in registered form without coupons in denominations of $1,000 of principal amount and any integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10. Persons Deemed Owners.

             A Holder shall be treated as the owner of a Note for all purposes.

11. Unclaimed Money.

             If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, subject to applicable state escheatment laws, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

             If the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient, in the opinion of a nationally recognized independent public accounting firm, to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13. Amendment; Supplement; Waiver.

             Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14. Restrictive Covenants.

             The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with the terms of the Indenture.

15. Successor Persons.

             When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16. Defaults and Remedies.

             The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first four scheduled interest payments on the Notes within three business days after an interest payment date will constitute an Event of Default with no grace or cure period; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12; (d) the Company or any Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists or is created after the Closing Date, and either such Indebtedness is already due and payable or such default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated or which is already due and payable, aggregates $10 million or more;
(f) one or more judgments, orders or decrees for the payment of money in excess of $10 million, individually or in the aggregate (net of applicable insurance coverage which is acknowledged in writing by the insurer), shall be entered against the Company or any of its Significant Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for: (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 45 consecutive days; (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms.

             If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or a Significant Subsidiary) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

             If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the

Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17. Trustee Dealings with Company.

             The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

             No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.

             This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Abbreviations.

             Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

             THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to COLO.COM, 2000 Sierra Point Parkway, Suite 601, Brisbane, CA 94005-1819, Attention: David H. Stanley.

                            [FORM OF TRANSFER NOTICE]


             FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

-------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting

and appointing                        attorney to transfer said Note on the
              ------------------------
books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES]

        In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ---------              --------------------------------------------

\                                      B-12


                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ---------------------     -----------------------------------------------
                                 NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


             If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or Section 4.12 of the Indenture, check the Box: [ ]

             If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): $______________.

Date:
     ---------------

Your Signature:
              -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee (by an institution that is a member of the Signature Guarantee Medallion Program): ______________________________

                                                                       EXHIBIT C

                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors





State Street Bank and Trust                                               [DATE]
Company of California, N.A.
633 West 5th Street,
12th Floor
Los Angeles, CA 90071
Attention:  Corporate Trust Department

                          Re: COLO.COM (the "Company")
                                [ ]% Senior Notes
                             due 2010 (the "Notes")

Dear Sirs:

             In connection with our proposed purchase of $___________ aggregate principal amount of the Notes, we confirm that:

             1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of __________, 2000 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

             2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be reoffered, resold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) (i) to a person whom we reasonable believe is "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, (iii) an institutional accredited investor exempted from the registration requirements under Regulation D under the Securities Act and (B) in accordance with all applicable securities laws of the states of the United States, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

             3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

             4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
        Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

             5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

             You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]

                                       By:
                                          ------------------------------------
                                       Authorized Signature